Exhibit 99.1

Progress Energy announces 2008 third-quarter results;
updates full-year 2008 earnings guidance

Highlights:

◆	Reports third-quarter GAAP earnings of $1.19 per share, compared to $1.24 per share for the same period last year

◆	Reports third-quarter ongoing earnings of $306 million, or $1.17 per share, compared to $300 million, or $1.17 per share, for the same period last year

◆	Reports ongoing earnings for first nine months of 2008 of $653 million, or $2.51 per share, compared to $591 million, or $2.32 per share, for the same period last year

◆	Expects 2008 ongoing earnings in the $2.95 to $3.05 per share range, which is the lower end of the previously announced guidance

RALEIGH, N.C. (October 31, 2008) – Progress Energy [NYSE: PGN] announced third-quarter reported GAAP earnings of $309 million, or $1.19 per share, compared with reported GAAP earnings of $319 million, or $1.24 per share, for the same period last year. Third-quarter ongoing earnings were $306 million, or $1.17 per share, compared to $300 million, or $1.17 per share, last year. The significant drivers in ongoing earnings were favorable AFUDC equity and an increase in net retail base rates related to the Hines Energy Complex, which were offset by the unfavorable impact of milder weather and increased interest expense. (See the discussion later in this release for a reconciliation of ongoing earnings per share to reported GAAP earnings per share.)

“The third quarter, which is historically our largest contributor to annual earnings, was challenging, but we have been successful in mitigating weaker retail sales in Florida, milder weather and increased interest expense through diligent cost management and our employees’ focus on providing exceptional service,” said Bill Johnson, chairman, president and CEO. “Given the external factors affecting our company, including the national economic and financial circumstances we all confront, we are narrowing our 2008 earnings guidance to $2.95 - $3.05 per share. This is the lower end of the range we announced at the beginning of this year and represents earnings growth over 2007 in line with our long-term target of 4 to 5 percent.”

The 2008 ongoing earnings guidance excludes any impact from CVO mark-to-market adjustment, potential impairments and discontinued operations. Progress Energy is not able to provide a corresponding GAAP equivalent for the 2008 earnings guidance due to the uncertain nature and amount of these adjustments.

See pages 3-5 for detailed third-quarter and year-to-date earnings variance analyses for the Progress Energy Carolinas (PEC), Progress Energy Florida (PEF) and Corporate and Other Businesses segments.

RECENT DEVELOPMENTS

•	Borrowed $600 million under Progress Energy’s revolving credit agreement to reduce rollover risk in the commercial paper markets.
•
Received final order from the Florida Public Service Commission (FPSC) granting PEF’s petition for determination of need for two advanced, state-of-the-art nuclear power plant units at a site in Levy County, Florida.

•	Filed petitions with the FPSC for proposed 2009 cost recovery in Florida through the following clauses: fuel; capacity; environmental; energy conservation; and nuclear capacity.
•	Received unanimous approval from the FPSC for PEF’s proposed 2009 cost recovery for new nuclear-plant construction at Levy County and nuclear uprate at Crystal River Unit 3.
•
Proposed a settlement agreement with intervenors to the North Carolina Utilities Commission (NCUC) to spread the recovery of PEC’s fuel and fuel-related cost under-recovery over three years with interest.

•
Received order from the NCUC allowing PEC to place into rate base all Clean Smokestacks Act compliance costs in excess of $584 million and accrue AFUDC on all Clean Smokestacks Act compliance costs in excess of $813 million until the facilities are placed into service.

•
Received unanimous approval from the South Carolina Public Service Commission to terminate PEC’s obligation to accelerate cost recovery of its nuclear generating facilities, which represented a minimum of $38 million required to be depreciated by the end of 2009.

•
Received order from the NCUC issuing PEC a certificate of public convenience and necessity to construct a new 600-MW combined-cycle plant at the company’s existing Richmond County Energy Complex in North Carolina.

•	Announced elimination of approximately 300 positions as part of a restructuring of the Energy Delivery Florida organization in response to the ongoing economic downturn in Florida.
•	Made a number of announcements relating to energy conservation, demand-side management (DSM), and renewable energy:
-	Received approval from the NCUC for four new energy-efficiency and demand-side management programs designed to help customers save energy and money.
-
Announced partnership between PEC and NC GreenPower to offer a new program in North Carolina to allow customers to purchase carbon offsets with tax-deductible contributions on their monthly electric bills.

-
Entered into agreement for FLS Energy to build, own and operate a 1-MW solar photovoltaic array on the site of a now-closed landfill in Haywood County owned by Evergreen Packaging, Inc. (formerly Blue Ridge Paper Products Inc) and sell the energy produced to PEC for distribution to customers.

-
Entered into agreement for SunEdison to build, own and operate a 1.2-MW solar photovoltaic array on the site of PEC’s L.V. Sutton Plant near Wilmington and sell the energy produced to PEC for distribution to customers.

-	Entered into a memorandum of understanding with GreenCo Solutions, Inc. to jointly pursue new alternative energy projects designed to convert swine waste into electricity in Eastern North Carolina.
-	Signed two new contracts for PEF to purchase up to 100 MW of electricity from renewable energy resources, including 40 MW from biomass and 60 MW from municipal solid waste sources in Central Florida.

•	Received the following honors and recognitions:
-	Named to Dow Jones Sustainability North America Index for the fourth year in a row as a company that leads the industry in managing economic, environmental and social issues.
-
Won first place in Chartwell’s Best Practices for Utility Marketing for the company’s “Product Expansion Program,” a program that allows call center agents promote energy efficiency products and other services.

-	Named one of North America’s Top Utilities for Economic Development by “Site Selection” magazine for the sixth time in the last seven years.
•	Sent more than 800 company and contract workers from the Carolinas and Florida to Texas and Ohio for two weeks to assist utilities there with damage and power outages from Hurricane Ike.
•
Completed 182 community service projects in the Carolinas and Florida over the summer, as part of Progress Energy's 100th anniversary celebration, whereby employees volunteered nearly 10,000 hours serving local communities during the 100-day initiative.

Press releases regarding various announcements are available on the company’s Web site at www.progress-energy.com/aboutus/news.

THIRD-QUARTER 2008 BUSINESS HIGHLIGHTS

Below are the third-quarter and year-to-date 2008 earnings variance analyses for the company’s business units. See the reconciliation table on pages 5-6 and pages S-1 and S-2 of the supplemental data for a reconciliation of reported GAAP earnings per share to ongoing earnings per share. Also see the attached supplemental data schedules for additional information on PEC and PEF electric revenues, energy sales, energy supply, weather impacts and other information.

QUARTER-OVER-QUARTER ONGOING EPS VARIANCE ANALYSIS

Progress Energy Carolinas

•
Reported third-quarter ongoing earnings per share of $0.78, compared with $0.79 for the same period last year; reported GAAP earnings per share of $0.77, compared with $0.79 for the same period last year

•	Reported primary quarter-over-quarter ongoing earnings per share favorability of:
▪	$0.03 AFUDC equity related to increased Clean Smokestacks Act compliance and other eligible construction project costs
▪	$0.02 growth and usage
▪	$0.02 other retail margin related to the impact of the comprehensive energy bill implementation and the expiration of a power buyback agreement
▪	$0.02 O&M related to the impact of the comprehensive energy bill implementation
▪	$0.02 income taxes primarily due to the tax impact of employee stock-based benefits
•	Reported primary quarter-over-quarter ongoing earnings per share unfavorability of:
▪	$(0.07) weather
▪	$(0.03) wholesale revenues primarily due to lower excess generation revenues driven by unfavorable market dynamics due to higher relative fuel costs
▪
$(0.02) depreciation and amortization primarily associated with the accelerated cost recovery program for nuclear generating assets and higher depreciable base, partially offset by lower Clean Smokestacks Act amortization

•	Added 23,000 customers (net) during the last 12 months

Progress Energy Florida

•
Reported third-quarter ongoing earnings per share of $0.53, compared with $0.52 for the same period last year; reported GAAP earnings per share of $0.55, compared with $0.54 for the same period last year

•	Reported primary quarter-over-quarter ongoing earnings per share favorability of:
▪	$0.05 AFUDC equity related to increased eligible construction project costs
▪	$0.04 net retail base rate increase related to the Hines Energy Complex
▪	$0.03 wholesale revenues primarily due to several new and amended contracts
•	Reported primary quarter-over-quarter ongoing earnings per share unfavorability of:
▪	$(0.05) interest expense primarily due to higher average debt outstanding
▪	$(0.04) weather
▪	$(0.02) growth and usage
•	Decreased 2,000 customers (net) during the last 12 months

Corporate and Other Businesses (includes primarily Holding Company Debt)

•
Reported third-quarter ongoing expenses of $0.14 per share, compared with expenses of $0.14 per share for the same period last year; reported GAAP expenses of $0.13 per share, compared with expenses of $0.09 per share for the same period last year

•	Reported primary quarter-over-quarter ongoing earnings per share unfavorability of:
▪	$(0.02) income taxes primarily due to changes in tax estimates
•	Reported primary quarter-over-quarter ongoing expenses per share favorability of:
▪	$0.01 interest expense
▪	$0.01 other

YEAR-OVER-YEAR ONGOING EPS VARIANCE ANALYSIS

Progress Energy Carolinas

•
Reported year-to-date ongoing earnings per share of $1.65, compared with $1.61 for the same period last year; reported GAAP earnings per share of $1.64, compared with $1.62 for the same period last year

•	Reported primary year-over-year ongoing earnings per share favorability of:
▪	$0.08 growth and usage
▪	$0.07 other retail margin related to the impact of the comprehensive energy bill implementation and the expiration of a power buyback agreement
▪	$0.05 AFUDC equity related to increased Clean Smokestacks Act compliance and other eligible construction project costs
▪	$0.03 O&M primarily due to the impact of the comprehensive energy bill implementation
•	Reported primary year-over-year ongoing earnings per share unfavorability of:
▪	$(0.08) weather
▪
$(0.06) depreciation and amortization primarily associated with the accelerated cost recovery program for nuclear generating assets and higher depreciable base, partially offset by lower Clean Smokestacks Act amortization

▪	$(0.03) wholesale revenues primarily due to lower excess generation revenues driven by unfavorable market dynamics due to higher relative fuel costs
▪	$(0.02) other

Progress Energy Florida

•
Reported year-to-date ongoing earnings per share of $1.26, compared with $1.03 for the same period last year; reported GAAP earnings per share of $1.29, compared with $1.04 for the same period last year

•	Reported primary year-over-year ongoing earnings per share favorability of:
▪	$0.15 AFUDC equity related to increased eligible construction project costs
▪	$0.11 net retail base rate increase related to the Hines Energy Complex
▪	$0.10 wholesale revenues primarily due to several new and amended contracts
▪	$0.04 other operating expenses primarily due to prior-year disallowed fuel costs and a gain on a land sale in 2008
•	Reported primary year-over-year ongoing earnings per share unfavorability of:
▪
$(0.06) interest expense primarily due to higher average debt outstanding, partially offset by favorable AFUDC debt related to eligible construction project costs and an interest benefit resulting from the current year resolution of tax matters

▪	$(0.05) growth and usage
▪	$(0.03) income taxes primarily due to a prior-year benefit related to the closure of certain federal tax years and positions
▪	$(0.02) depreciation due to higher depreciable base
▪	$(0.01) other

Corporate and Other Businesses (includes primarily Holding Company Debt)

•
Reported year-to-date ongoing expenses of $0.40 per share, compared with expenses of $0.32 per share for the same period last year; reported GAAP expenses of $0.15 per share, compared with expenses of $1.09 per share for the same period last year

•	Reported primary year-over-year ongoing expenses per share unfavorability of:
▪	$(0.10) income taxes primarily due to a prior-year benefit from the closure of certain federal tax years and positions related to divested subsidiaries and changes in tax estimates
▪
$(0.04) interest expense primarily due to a decrease in interest allocated to discontinued operations and a prior-year benefit from the closure of certain federal tax years and positions primarily related to divested subsidiaries

•	Reported primary year-over-year ongoing expenses per share favorability of:
▪	$0.06 other primarily due to decreased corporate overhead resulting from divestitures and decreased legal expenses

ONGOING EARNINGS ADJUSTMENTS

Progress Energy’s management uses ongoing earnings per share to evaluate the operations of the company and to establish goals for management and employees. Management believes this presentation is appropriate and enables investors to more accurately compare the company’s ongoing financial performance over the periods presented. Ongoing earnings as presented here may not be comparable to similarly titled measures used by other companies. The following table provides a reconciliation of ongoing earnings per share to reported GAAP earnings per share.

Progress Energy, Inc.
Reconciliation of Ongoing Earnings per Share to Reported GAAP Earnings per Share

Three months ended September 30	Nine months ended September 30
	2008	2007	*	2008	2007 *
Ongoing earnings per share	$1.17	$1.17		$2.51	$2.32
Tax levelization	0.01	0.04		0.02	0.03
Discontinued operations	0.01	0.03		0.26	(0.77)
CVO mark-to-market	-	-		(0.01)	(0.01)
Reported GAAP earnings per share	$1.19	$1.24		$2.78	$1.57
Shares outstanding (millions)	261	257		260	256

* Previously reported 2007 results have been restated to reflect discontinued operations. See pages S-1 and S-2 of the supplemental data for information regarding 2007’s earnings.

Reconciling adjustments from ongoing earnings to GAAP earnings are as follows:

Tax Levelization

Generally accepted accounting principles require companies to apply an effective tax rate to interim periods that is consistent with a company’s estimated annual tax rate. The company projects the effective tax rate for the year and then, based upon projected operating income for each quarter, raises or lowers the tax expense recorded in that quarter to reflect the projected tax rate. The resulting tax adjustment increased earnings per share by $0.01 for the quarter and $0.04 for the same period last year, and has no impact on the company’s annual earnings. Because this adjustment varies by quarter but has no impact on annual earnings, management believes this adjustment is not representative of the company’s ongoing quarterly earnings.

Discontinued Operations

The company has reduced its business risk by exiting nonregulated businesses to focus on the core operations of the utilities. The discontinued operations of these nonregulated businesses increased earnings per share by $0.01 for the quarter and $0.03 for the same period last year. See page S-4 of the supplemental data for further information on the impact of discontinued operations. Due to disposition of these assets, management does not view this activity as representative of the ongoing operations of the company.

Contingent Value Obligation (CVO) Mark-to-Market

In connection with the acquisition of Florida Progress Corporation, Progress Energy issued 98.6 million CVOs. Each CVO represents the right of the holder to receive contingent payments based on after-tax cash flows above certain levels of four synthetic fuels facilities purchased by subsidiaries of Florida Progress Corporation in October 1999. The CVO liability is valued at fair value, and unrealized gains and losses from changes in fair value are recognized in earnings each quarter. The CVO mark-to-market had no impact on earnings per share for the quarter or for the same period last year. Progress Energy is unable to predict the changes in the fair value of the CVOs, and management does not consider the adjustment to be a component of ongoing earnings.

* * * *

This earnings announcement, as well as a package of detailed financial information, is available on the company’s Web site at www.progress-energy.com. Additionally, the slides accompanying the presentation may be downloaded beginning at 9:30 a.m. ET today at www.progress-energy.com/webcast.

Progress Energy’s conference call with the investment community will be held October 31, 2008, at 10 a.m. ET (7 a.m. PT). Investors, media and the public may listen to the conference call by dialing 913-312-1269, confirmation code 7790547. If you encounter problems, please contact Investor Relations at 919-546-6057. A playback of the call will be available from 1 p.m. ET October 31 through midnight November 13. To listen to the recorded call, dial 719-457-0820 and enter confirmation code 7790547.

A webcast of the live conference call will be available at www.progress-energy.com/webcast. The webcast will be available in Windows Media format. The webcast will be archived on the site for at least 30 days following the call for those unable to listen in real time.

Progress Energy, headquartered in Raleigh, N.C., is a Fortune 250 energy company with more than 21,000 megawatts of generation capacity and $9 billion in annual revenues. The company is observing its 100th anniversary in 2008. Progress Energy includes two major utilities that serve 3.1 million customers in the Carolinas and Florida. The company is the 2006 recipient of the Edison Electric Institute's Edison Award, the industry's highest honor, in recognition of its operational excellence. The company also is the first utility to receive the prestigious J.D. Power and Associates Founder's Award for customer service. Progress Energy is pursuing a balanced strategy for a secure energy future, which includes aggressive energy-efficiency programs, investments in renewable energy technologies and a state-of-the-art electricity system. For more information about Progress Energy, visit the company’s Web site at www.progress-energy.com.

Caution Regarding Forward-Looking Information:

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The matters discussed in this document involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

Examples of factors that you should consider with respect to any forward-looking statements made throughout this document include, but are not limited to, the following: the impact of fluid and complex laws and regulations, including those relating to the environment and the Energy Policy Act of 2005; the anticipated future need for additional baseload generation and associated transmission facilities in our regulated service territories and the accompanying regulatory and financial risks; the financial resources and capital needed to comply with environmental laws and renewable energy portfolio standards and our ability to recover related eligible costs under cost-recovery clauses or base rates; our ability to meet current and future renewable energy requirements; the inherent risks associated with the operation of nuclear facilities, including environmental, health, regulatory and financial risks; the impact on our facilities and businesses from a terrorist attack; weather and drought conditions that directly influence the production, delivery and demand for electricity; recurring seasonal fluctuations in demand for electricity; the ability to recover in a timely manner, if at all, costs associated with future significant weather events through the regulatory process; economic fluctuations and the corresponding impact on our customers, including downturns in the housing and consumer credit markets; fluctuations in the price of energy commodities and purchased power and our ability to recover such costs through the regulatory process; our ability to control costs, including O&M and large construction projects; the ability of our subsidiaries to pay upstream dividends or distributions to Progress Energy; the length and severity of the current financial market distress that began in September 2008; the ability to successfully access capital markets on favorable terms; the stability of commercial credit markets and our access to short-term and long-term credit; the impact that increases in leverage may have on us; our ability to maintain our current credit ratings and the impact on our financial condition and ability to meet our cash and other financial obligations in the event our credit ratings are downgraded; our ability to fully utilize tax credits generated from the previous production and sale of qualifying synthetic fuels under Internal Revenue Code Section 29/45K; the investment performance of our nuclear decommissioning trust funds and the assets of our pension and benefit plans; the outcome of any ongoing or future litigation or similar disputes and the impact of any such outcome or related settlements; and unanticipated changes in operating expenses and capital expenditures. Many of these risks similarly impact our nonreporting subsidiaries. These and other risk factors are detailed from time to time in our filings with the United States Securities and Exchange Commission. All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can management assess the effect of each such factor on us.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

# # #

Contacts:                                Corporate Communications – (919) 546-6189 or toll-free (877) 641-NEWS (6397)

PROGRESS ENERGY, INC.
UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
September 30, 2008

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS of INCOME
	Three months ended September 30,		Nine months ended September 30,
(in millions except per share data)	2008	2007	2008	2007
Operating revenues	$2,696	$2,750	$7,006	$6,951
Operating expenses
Fuel used in electric generation	869	929	2,262	2,381
Purchased power	450	390	1,012	894
Operation and maintenance	439	456	1,370	1,337
Depreciation and amortization	205	223	619	665
Taxes other than on income	141	135	387	384
Other	1	7	(6)	28
Total operating expenses	2,105	2,140	5,644	5,689
Operating income	591	610	1,362	1,262
Other income (expense)
Interest income	8	6	20	20
Allowance for equity funds used during construction	34	14	84	34
Other, net	(7)	(5)	(9)	(6)
Total other income, net	35	15	95	48
Interest charges
Interest charges	178	159	493	443
Allowance for borrowed funds used during construction	(11)	(5)	(27)	(12)
Total interest charges, net	167	154	466	431
Income from continuing operations before income tax and minority interest	459	471	991	879
Income tax expense	150	160	329	273
Income from continuing operations before minority interest	309	311	662	606
Minority interest in subsidiaries’ income, net of tax	(1)	–	(5)	(8)
Income from continuing operations	308	311	657	598
Discontinued operations, net of tax	1	8	66	(197)
Net income	$309	$319	$723	$401
Average common shares outstanding – basic	261	257	260	256
Basic earnings per common share
Income from continuing operations	$1.18	$1.21	$2.52	$2.34
Discontinued operations, net of tax	0.01	0.03	0.26	(0.77)
Net income	$1.19	$1.24	$2.78	$1.57
Diluted earnings per common share
Income from continuing operations	$1.18	$1.21	$2.52	$2.33
Discontinued operations, net of tax	–	0.03	0.26	(0.77)
Net income	$1.18	$1.24	$2.78	$1.56
Dividends declared per common share	$0.615	$0.610	$1.845	$1.830

The Unaudited Condensed Consolidated Interim Financial Statements should be read in conjunction with the Company’s Annual Report to shareholders.  These statements have been prepared for the purpose of providing information concerning the Company and not in connection with any sale, offer for sale, or solicitation of an offer to buy any securities.

PROGRESS ENERGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)	September 30, 2008	December 31, 2007
ASSETS
Utility plant
Utility plant in service	$25,987	$25,327
Accumulated depreciation	(11,208)	(10,895)
Utility plant in service, net	14,779	14,432
Held for future use	38	37
Construction work in progress	2,672	1,765
Nuclear fuel, net of amortization	426	371
Total utility plant, net	17,915	16,605
Current assets
Cash and cash equivalents	403	255
Receivables, net	996	1,167
Inventory	1,117	994
Deferred fuel cost	291	154
Derivative assets	64	85
Assets to be divested	–	52
Prepayments and other current assets	278	122
Total current assets	3,149	2,829
Deferred debits and other assets
Regulatory assets	1,347	946
Nuclear decommissioning trust funds	1,210	1,384
Miscellaneous other property and investments	460	448
Goodwill	3,655	3,655
Derivative assets	109	119
Other assets and deferred debits	392	379
Total deferred debits and other assets	7,173	6,931
Total assets	$28,237	$26,365
CAPITALIZATION AND LIABILITIES
Common stock equity
Common stock without par value, 500 million shares authorized, 263 million and 260 million shares issued and outstanding, respectively	$6,173	$6,028
Unearned ESOP shares (1 million and 2 million shares, respectively)	(25)	(37)
Accumulated other comprehensive loss	(26)	(34)
Retained earnings	2,705	2,465
Total common stock equity	8,827	8,422
Preferred stock of subsidiaries – not subject to mandatory redemption	93	93
Minority interest	6	84
Long-term debt, affiliate	272	271
Long-term debt, net	9,886	8,466
Total capitalization	19,084	17,336
Current liabilities
Current portion of long-term debt	400	877
Short-term debt	495	201
Accounts payable	944	819
Interest accrued	144	173
Dividends declared	162	160
Customer deposits	272	255
Regulatory liabilities	15	173
Liabilities to be divested	–	8
Other current liabilities	635	636
Total current liabilities	3,067	3,302
Deferred credits and other liabilities
Noncurrent income tax liabilities	726	361
Accumulated deferred investment tax credits	130	139
Regulatory liabilities	2,457	2,554
Asset retirement obligations	1,437	1,378
Accrued pension and other benefits	761	763
Capital lease obligations	231	239
Other liabilities and deferred credits	344	293
Total deferred credits and other liabilities	6,086	5,727
Commitments and contingencies
Total capitalization and liabilities	$28,237	$26,365

PROGRESS ENERGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS of CASH FLOWS
(in millions)
Nine months ended September 30	2008	2007
Operating activities
Net income	$723	$401
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	703	756
Deferred income taxes and investment tax credits, net	270	157
Deferred fuel (credit) cost	(330)	28
Deferred income	–	(98)
Allowance for equity funds used during construction	(84)	(34)
Other adjustments to net income	29	127
Cash provided (used) by changes in operating assets and liabilities
Receivables	150	(153)
Inventory	(124)	(14)
Prepayments and other current assets	26	(73)
Income taxes, net	(92)	(343)
Accounts payable	181	63
Other current liabilities	(24)	103
Other assets and deferred debits	(62)	(148)
Other liabilities and deferred credits	(7)	(34)
Net cash provided by operating activities	1,359	738
Investing activities
Gross property additions	(1,760)	(1,411)
Nuclear fuel additions	(158)	(198)
Proceeds from sales of discontinued operations and other assets, net of cash divested	63	658
Purchases of available-for-sale securities and other investments	(1,190)	(1,072)
Proceeds from sales of available-for-sale securities and other investments	1,154	939
Other investing activities	(3)	16
Net cash used by investing activities	(1,894)	(1,068)
Financing activities
Issuance of common stock	106	134
Dividends paid on common stock	(481)	(469)
Payments of short-term debt with original maturities greater than 90 days	(176)	–
Net increase in short-term debt	470	550
Proceeds from issuance of long-term debt, net	1,797	742
Retirement of long-term debt	(877)	(287)
Cash distributions to minority interests of consolidated subsidiaries	(85)	(10)
Other financing activities	(71)	22
Net cash provided by financing activities	683	682
Net increase in cash and cash equivalents	148	352
Cash and cash equivalents at beginning of period	255	265
Cash and cash equivalents at end of period	$403	$617

Progress Energy, Inc.
SUPPLEMENTAL DATA - Page S-1
Unaudited

Earnings Variances
Third Quarter 2008 vs. 2007

	Regulated Utilities
($ per share)	Carolinas	Florida	Corporate and Other Businesses	Consolidated

2007 GAAP earnings	0.79	0.54	(0.09)	1.24
Tax levelization		(0.02)	(0.02)	(0.04)	A
Discontinued operations			(0.03)	(0.03)	B
2007 ongoing earnings	0.79	0.52	(0.14)	1.17	C

Weather - retail	(0.07)	(0.04)		(0.11)

Other retail - growth and usage	0.02	(0.02)		-

Net retail base rates		0.04		0.04	D

Other retail margin	0.02			0.02	E

Wholesale	(0.03)	0.03		-	F

O&M	0.02	0.01		0.03	G

Other			0.01	0.01

AFUDC equity	0.03	0.05		0.08	H

Depreciation & amortization	(0.02)			(0.02)	I

Interest charges	0.01	(0.05)	0.01	(0.03)	J

Income taxes	0.02		(0.02)	-	K

Share dilution	(0.01)	(0.01)		(0.02)

2008 ongoing earnings	0.78	0.53	(0.14)	1.17
Tax levelization	(0.01)	0.02		0.01	A
Discontinued operations			0.01	0.01	B
2008 GAAP earnings	0.77	0.55	(0.13)	1.19

Corporate and Other Businesses includes small subsidiaries, Holding Company interest expense, CVO mark-to-market, tax levelization, purchase accounting transactions and corporate eliminations.

A -
Tax levelization impact, related to cyclical nature of energy demand/earnings and various permanent items of income or deduction.  Intraperiod tax allocation of $0.06 related to synthetic fuels tax credits for 2007 has been reclassified to discontinued operations.

B -	Discontinued operations primarily consists of 1) Terminals operations and Synthetic Fuels businesses 2) CCO operations and 3) Coal Mining businesses.
C -	Corporate and Other Businesses - Amount includes losses of $0.03 previously presented as Non-Core Businesses.
D -	Florida - Favorable primarily due to the net retail base rate increase related to the Hines Energy Complex.
E -	Carolinas - Favorable primarily due to the impact of the comprehensive energy bill implementation and the expiration of a power buyback agreement with North Carolina Eastern Municipal Power Agency.
F -	Carolinas - Unfavorable primarily due to lower excess generation revenues driven by unfavorable market dynamics due to higher relative fuel costs.
Florida - Favorable primarily due to several new and amended contracts.
G -	Carolinas - Favorable primarily due to the impact of the comprehensive energy bill implementation.
H -	AFUDC equity is presented gross of tax as it is excluded from the calculation of income tax expense.
Carolinas - Favorable primarily due to AFUDC equity related to increased Clean Smokestacks Act compliance and other eligible construction project costs.
Florida - Favorable primarily due to AFUDC equity related to increased eligible construction project costs.
I -
Carolinas - Unfavorable primarily due to additional depreciation expense associated with PEC's accelerated cost recovery program for nuclear generating assets and the impact of depreciable asset base increases, partially offset by lower Clean Smokestacks Act amortization.

J -	Florida - Unfavorable primarily due to higher average debt outstanding.
K -	Carolinas - Favorable primarily due to the tax impact of employee stock-based benefits.
Corporate and Other Businesses - Unfavorable primarily due to changes in tax estimates.

Progress Energy, Inc.
SUPPLEMENTAL DATA - Page S-2
Unaudited

Earnings Variances
Year-to-Date September 30, 2008 vs. 2007

	Regulated Utilities
($ per share)	Carolinas	Florida	Corporate and Other Businesses	Consolidated

2007 GAAP earnings	1.62	1.04	(1.09)	1.57
Tax levelization	(0.01)	(0.01)	(0.01)	(0.03)	A
Discontinued operations			0.77	0.77	B
CVO mark-to-market			0.01	0.01	C
2007 ongoing earnings	1.61	1.03	(0.32)	2.32	D

Weather - retail	(0.08)			(0.08)

Other retail - growth and usage	0.08	(0.05)		0.03

Net retail base rates		0.11		0.11	E

Other retail margin	0.07	0.01		0.08	F

Wholesale	(0.03)	0.10		0.07	G

O&M	0.03	0.01		0.04	H

Other operating	0.01	0.04		0.05	I

Other	(0.02)	(0.01)	0.05	0.02	J

AFUDC equity	0.05	0.15		0.20	K

Depreciation & amortization	(0.06)	(0.02)		(0.08)	L

Interest charges	0.02	(0.06)	(0.04)	(0.08)	M

Income taxes		(0.03)	(0.10)	(0.13)	N

Share dilution	(0.03)	(0.02)	0.01	(0.04)

2008 ongoing earnings	1.65	1.26	(0.40)	2.51
Tax levelization	(0.01)	0.03		0.02	A
Discontinued operations			0.26	0.26	B
CVO mark-to-market			(0.01)	(0.01)	C
2008 GAAP earnings	1.64	1.29	(0.15)	2.78

Corporate and Other Businesses includes small subsidiaries, Holding Company interest expense, CVO mark-to-market, tax levelization, purchase accounting transactions and corporate eliminations.

A -
Tax levelization impact, related to cyclical nature of energy demand/earnings and various permanent items of income or deduction.  Intraperiod tax allocation of $0.02 related to synthetic fuels tax credits for 2007 has been reclassified to discontinued operations.

B -	Discontinued operations consists primarily of 1) Terminals operations and Synthetic Fuels businesses 2) CCO operations and 3) Coal Mining businesses.
C -	Corporate and Other - Impact of change in fair value of outstanding CVOs.
D -	Corporate and Other Businesses - Amount includes losses of $0.09 previously presented as Non-Core Businesses.
E -	Florida - Favorable primarily due to the net retail base rate increase related to the Hines Energy Complex.
F -	Carolinas - Favorable primarily due to the impact of the comprehensive energy bill implementation and the expiration of a power buyback agreement with North Carolina Eastern Municipal Power Agency.
G -	Carolinas - Unfavorable primarily due to lower excess generation revenues driven by unfavorable market dynamics due to higher relative fuel costs.
Florida - Favorable primarily due to several new and amended contracts.
H -	Carolinas - Favorable primarily due to the impact of the comprehensive energy bill implementation.
I -	Florida - Favorable primarily due to the disallowance of fuel costs in 2007 and a gain on a land sale in 2008.
J -	Carolinas - Unfavorable primarily due to lower interest income resulting from lower temporary investment balances.
Corporate and Other Businesses - Favorable primarily due to decreased corporate overhead resulting from divestitures and decreased legal expenses.
K -	AFUDC equity is presented gross of tax as it is excluded from the calculation of income tax expense.
Carolinas - Favorable primarily due to AFUDC equity related to increased Clean Smokestacks Act compliance and other eligible construction project costs.
Florida - Favorable primarily due to AFUDC equity related to increased eligible construction project costs.
L -
Carolinas - Unfavorable primarily due to additional depreciation expense associated with PEC's accelerated cost recovery program for nuclear generating assets and the impact of depreciable asset base increases, partially offset by lower Clean Smokestacks Act amortization.

Florida - Unfavorable primarily due to the impact of depreciable asset base increases.
M -	Carolinas - Favorable primarily due to lower average debt outstanding and favorable AFUDC debt related to Clean Smokestacks Act compliance and other eligible construction project costs.

Florida - Unfavorable primarily due to higher average debt outstanding, partially offset by favorable AFUDC debt related to eligible construction project costs and an interest benefit resulting from the current year resolution of tax matters.

Corporate and Other - Unfavorable primarily due to a decrease in interest allocated to discontinued operations and a prior-year benefit from the closure of certain federal tax years and positions primarily related to divested subsidiaries.

N -	Florida - Unfavorable primarily due to a prior-year benefit related to the closure of certain federal tax years and positions.
Corporate and Other - Unfavorable primarily due to a prior-year benefit from the closure of certain federal tax years and positions related to divested subsidiaries and changes in tax estimates.

Progress Energy, Inc.
SUPPLEMENTAL DATA - Page S-3
Unaudited - Data is not weather-adjusted

Utility Statistics

	Three Months Ended			Three Months Ended			Percentage Change
	September 30, 2008			September 30, 2007			From September 30, 2007
Operating Revenues (in millions)	Carolinas	Florida	Total Progress Energy	Carolinas	Florida	Total Progress Energy	Carolinas		Florida
Retail
Residential	$495	$722	$1,217	$503	$774	$1,277	(1.6	) %	(6.7	) %
Commercial	331	328	659	325	336	661	1.8		(2.4)
Industrial	200	81	281	196	84	280	2.0		(3.6)
Governmental	32	81	113	29	84	113	10.3		(3.6)
Total Retail	1,058	1,212	2,270	1,053	1,278	2,331	0.5		(5.2)
Wholesale	196	175	371	208	133	341	(5.8)		31.6
Unbilled	(16)	(5)	(21)	-	2	2	-		-
Miscellaneous revenue	28	46	74	25	43	68	12.0		7.0
Total Electric	$1,266	$1,428	$2,694	$1,286	$1,456	$2,742	(1.6	) %	(1.9	) %

Energy Sales (millions of kWh)
Retail
Residential	4,929	6,093	11,022	5,118	6,490	11,608	(3.7	) %	(6.1	) %
Commercial	4,079	3,523	7,602	4,091	3,555	7,646	(0.3)		(0.9)
Industrial	2,879	981	3,860	3,110	1,008	4,118	(7.4)		(2.7)
Governmental	437	901	1,338	421	927	1,348	3.8		(2.8)
Total Retail	12,324	11,498	23,822	12,740	11,980	24,720	(3.3)		(4.0)
Wholesale	3,746	1,924	5,670	4,184	1,753	5,937	(10.5)		9.8
Unbilled	(250)	(184)	(434)	(138)	(22)	(160)	-		-
Total Electric	15,820	13,238	29,058	16,786	13,711	30,497	(5.8	) %	(3.4	) %

Energy Supply (millions of kWh)
Generated - steam	7,394	4,906	12,300	8,567	6,003	14,570
nuclear	6,258	1,653	7,911	6,296	1,714	8,010
combustion turbines/
combined cycle	1,074	4,527	5,601	1,411	3,698	5,109
hydro	52	-	52	48	-	48
Purchased	1,726	2,952	4,678	1,314	3,223	4,537
Total Energy Supply (Company Share)	16,504	14,038	30,542	17,636	14,638	32,274

Impact of Weather to Normal on Retail Sales
Heating Degree Days - Actual	9	-		6	-		50.0%		-%
- Normal	16	-		16	1
Cooling Degree Days - Actual	1,091	1,348		1,238	1,469		(11.9	) %	(8.2	) %
- Normal	1,095	1,389		1,072	1,389
Impact of retail weather to normal on EPS	$0.00	$(0.01)	$(0.01)	$0.06	$0.03	$0.09

	Nine Months Ended			Nine Months Ended			Percentage Change
	September 30, 2008			September 30, 2007			From September 30, 2007
Operating Revenues (in millions)	Carolinas	Florida	Total Progress Energy	Carolinas	Florida	Total Progress Energy	Carolinas		Florida
Retail
Residential	$1,256	$1,739	$2,995	$1,254	$1,798	$3,052	0.2%		(3.3	) %
Commercial	862	852	1,714	840	864	1,704	2.6		(1.4)
Industrial	555	230	785	535	236	771	3.7		(2.5)
Governmental	78	217	295	73	225	298	6.8		(3.6)
Total Retail	2,751	3,038	5,789	2,702	3,123	5,825	1.8		(2.7)
Wholesale	566	420	986	560	314	874	1.1		33.8
Unbilled	(10)	27	17	3	29	32	-		-
Miscellaneous revenue	74	133	207	74	130	204	-		2.3
Total Electric	$3,381	$3,618	$6,999	$3,339	$3,596	$6,935	1.3%		0.6%

Energy Sales (millions of kWh)
Retail
Residential	13,192	14,854	28,046	13,434	15,147	28,581	(1.8	) %	(1.9	) %
Commercial	10,741	9,252	19,993	10,682	9,125	19,807	0.6		1.4
Industrial	8,773	2,855	11,628	8,917	2,842	11,759	(1.6)		0.5
Governmental	1,105	2,468	3,573	1,080	2,486	3,566	2.3		(0.7)
Total Retail	33,811	29,429	63,240	34,113	29,600	63,713	(0.9)		(0.6)
Wholesale	10,959	5,225	16,184	11,306	4,370	15,676	(3.1)		19.6
Unbilled	(246)	751	505	(78)	919	841	-		-
Total Electric	44,524	35,405	79,929	45,341	34,889	80,230	(1.8	) %	1.5%

Energy Supply (millions of kWh)
Generated - steam	21,975	14,775	36,750	23,266	15,454	38,720
nuclear	18,675	4,685	23,360	17,878	5,061	22,939
combustion turbines/
combinded cycle	2,026	10,095	12,121	2,656	8,214	10,870
hydro	339	-	339	367	-	367
Purchased	3,359	7,853	11,212	3,049	8,256	11,305
Total Energy Supply (Company Share)	46,374	37,408	83,782	47,216	36,985	84,201

Impact of Weather to Normal on Retail Sales
Heating Degree Days - Actual	1,784	286		1,854	322		(3.8	) %	(11.2	) %
- Normal	1,896	386		1,893	386
Cooling Degree Days - Actual	1,673	2,533		1,792	2,535		(6.6	) %	(0.1	) %
- Normal	1,645	2,526		1,605	2,526
Impact of retail weather to normal on EPS	$(0.02)	$(0.03)	$(0.05)	$0.06	$(0.03)	$0.03

Progress Energy, Inc.
SUPPLEMENTAL DATA - Page S-4
Unaudited

Adjusted O&M Reconciliation (A)
Nine months ended
(in millions)	September 30, 2008	September 30, 2007	Growth
Reported GAAP O&M	$1,370	$1,337	2.5%
Adjustments
Carolinas
O&M recoverable through clauses	(18)	(2)
Timing of nuclear outages (B)	-	(28)
Estimated environmental remediation expenses	(6)	1
Florida
Storm damage reserve	(66)	(17)
Energy conservation cost recovery clause (ECCR)	(52)	(52)
Environmental cost recovery clause (ECRC)	(27)	(38)
Sales and use tax audit adjustments	5	(4)
Severance associated with Energy Delivery restructuring	(6)	-
Adjusted O&M	$1,200	$1,197	0.3%

A - Adjusted O&M excludes certain expenses that are recovered through cost-recovery clauses which have no material impact on earnings, as well as certain non-recurring items.  As discussed in note B, it also reflects adjustments related to nuclear plant outages, which can fall disproportionately in one particular calendar year.  Management believes this presentation is appropriate and enables investors to more accurately compare the company's O&M expense over the periods presented.  Adjusted O&M as presented here may not be comparable to similarly titled measures used by other companies.  The preceding table provides a reconciliation of reported GAAP O&M to Adjusted O&M.
B - Nuclear units are periodically removed from service to accommodate normal refueling and maintenance outages, repairs and certain other modifications.  PEC experienced one full nuclear outage during the nine months ended September 30, 2008, compared to two full nuclear outages during the nine months ended September 30, 2007.  Therefore, the average expense for one full nuclear outage has been excluded from the nine months ended September 30, 2007,  in order to more accurately compare the company's O&M expense over the periods presented.

Impact of Discontinued Operations
Nine months ended
(Basic earnings per share)	September 30, 2008	September 30, 2007
CCO Operations	$-	$(1.02)
Coal Mining Operations	0.01	(0.03)
Rail	0.01	-
Terminals and Synthetic Fuels	0.24	0.28
Rowan and DeSoto Plants	-	(0.01)
Rail	-	-
Other	-	0.01
Total Discontinued Operations	$0.26	$(0.77)

Financial Statistics
	September 30, 2008	September 30, 2007
Return on average common stock equity (12 months ended)	9.6%	7.8%
Book value per common share	$33.75	$32.78
Capitalization
Common stock equity	44.2%	44.9%
Preferred stock of subsidiary and minority interest	0.5%	0.8%
Total debt	55.3%	54.3%
Total Capitalization	100.0%	100.0%